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John Hancock's Life Insurance Company                         John Hancock Place
                                                                      PO Box 111
                                                    Boston, Massaachusetts 02117

                    Immediate Variable Annuity Application

                         See reverse for instructions.
             If you have any questions regarding your application
                          please call: 1-800-624-5155
                     Please print. Make checks payable to:
                      John Hancock Life Insurance Company

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
1    ASSUMED INTEREST RATE: [[_] 3.5%  [_] 5.0%  (5% not available in Texas and Florida)]

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2    PREMIUM: $___________________________________

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3a   ANNUITANT (The Owner must be a natural person e.g. not a corporation, trust, etc.)

     Name:______________________________________                       Residence: Street____________________________________________

     Date of Birth_____________________[_]Male  [_]Female                         City State Zip____________________________________

     Social Security No.____________________________                              Telephone No._____________________________________
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3b   CONTINGENT ANNUITANT (Complete if Contingent Annuitant option selected)

     Name:____________________________________                         Residence: Street____________________________________________

     Date of Birth_____________________[_]Male  [_]Female                         City State Zip____________________________________

     Social Security No._______________________                                   Telephone No._____________________________________
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4    ANNUITY OPTION [

     [_]Life Income/No Refund

     [_]Life Income with: [_]5 years [_]10 Years [_]20 Years Guaranteed

     [_]Contingent Annuitant with continuance of: [_] 50%  [_] 66 2/3%  [_] 75%  [_] 100%

     Annuity Payment Interval: [_]Annual [_]Semi-Annual [_]Quarterly [_]Monthly    ]


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5    SOURCE OF PREMIUM [

     [_]401(k) Distribution                             [_]Individual Retirement Account Rollover             [_]Non-Qualified Plan

     [_]Defined Benefit Pension Plan Distribution       [_]Individual Retirement Account Transfer             [_]403(b) Distribution

     [_]Deferred Compensation Public Employee Distribution         [_]Profit Sharing Plan Distribution   ]
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6    WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE ANY EXISTING ANNUITY OR LIFE INSURANCE?

     [_]No          [_]Yes - please indicate:      Issuer_______________________________________________________

                                                   Contract Type__________________      Contract No.____________

     [_]1035 exchange (Please submit cost basis information.)
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7    PLEASE SEND ANNUAL STATEMENTS AND NOTICES TO:

                  [_]Address above [_]Other - please indicate name and address:

____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
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8    INVESTMENT OPTIONS (FOR VARIABLE ANNUITIES)

     Please use whole percentages. Total must equal 100%. No more that 4 accounts (variable investment options) may be selected at one time.
     Mid Cap/Small Cap Stocks:                    Bonds:
     ____% Real Estate Equity                      ____% High Yield Bond
     ____% Small/Mid Cap Growth                    ____% Short Term Bond
     ____% Mid Cap Growth                          ____% Bond Index
     ____% Small/Mid Cap CORE                      ____% Active Bond
     ____% Mid Cap Value                           ____% Global Bond
     ____% Emerging Markets Equity                 Cash Equivalents:
     ____% Small Cap Equity                        ____% Money Market
     ____% Small Cap Growth                        International Equities:
     LargeCap Stocks:                              ____% International Equity Index
     ____% Managed                                 ____% International Opportunities
     ____% Growth & Income                         ____% Global Balanced
     ____% Large Cap Value
     ____% Equity Index                            ___________________________________________ ]
     ____% Large Cap Growth

                                                   Telephone Transfer Option
                                                   [_] Yes: I direct the Company to act upon telephone
                                                   instructions from me to transfer existing funds among the investment options subject to the provisions of the contract.
                                                   [_] No: I do not want the Telephone Transfer Option

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9    SUITABILITY (FOR ALL ANNUITY CONTRACTS)

     Estimated Household Annual Income ________  Age____  Federal Tax Bracket_____%  No. of Dependents____

     Estimated Household Net Worth (excluding Home, Auto, Furnishings)________________________________________

     Occupation/Employer__________________________ Employer Address______________________________________

     Are you associated with another NASD Member Firm? [_]Yes [_]No   Firm___________________________________

     Investment experience: Do you own Mutual Funds [_]Yes [_]No Individual Stocks/Bonds [_] Yes [_]No

     Annuities [_]Yes [_]No   CD's/Money Market Accounts [_]Yes [_]No  Other [_]Yes [_]No Specify_____________

     Do you understand that the annuity payments to you under this contract may increase or decrease depending on market conditions? [_]Yes [_]No

     Investment Objective:  [_]Safety of Principal   [_]Growth and Income   [_]Growth  [_]Aggressive Growth
     [_]Other (specify)___________________________________________________________________________________
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10   BENEFICIARY AND RELATIONSHIP TO ANNUITANT (COMPLETE ONLY IF LIFE INCOME
     WITH 5, 10, OR 20 YEARS GUARANTEED SELECTED):

____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

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11   SPECIAL REQUEST

____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

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To the best of my knowledge and belief, the statements in this application are true and complete. The annuity contract will take effect as of its Date of Issue if you are living on that date and the required premium has been paid. Any check tendered is received subject to collection only. I have discussed the material information in the prospectus, including charges and expenses, with my representative and I agree with the recommendation to purchase this product.

[_]Check if you wish a statement of additional information.

Annuitant Signature_______________________________________________________________________________________


Signed at_________________________________         __________________________            __________________________________
                  City and State                              Date                          Agent  (Reg. Rep.) Signature

NASD Principal Approval_______________________________________________________________________________________
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                                 [INSTRUCTIONS

     IMPORTANT INFORMATION TO READ BEFORE MAKING CONTINGENT ANNUITANT, OR BENEFICIARY DESIGNATIONS IN SECTIONS 3B OR 10 OF THE APPLICATION. THESE DESIGNATIONS AFFECT ANY BENEFIT PAYABLE UPON YOUR DEATH

     DEFINITIONS
     Annuitant - The person on whose life the annuity payments will be based if the Life Annuity/No Refund option is selected, who has total control of the contract, and who will receive the annuity payments. Payments are determined by the age and sex of the Annuitant.

     Contingent Annuitant - The other person on whom life annuity payments will be based if the Contingent Annuitant option is selected, who will gain total control of the contract upon the death of the Annuitant, and who will then receive the annuity payments.

     Beneficiary - The person(s) to whom a payments are made, as described in Payment Options section below, when the Annuitant dies and the Life Income with 5, 10, or 20 Years Guaranteed was selected, and who will upon the death of the Annuitant gain total control of the contract.

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4    PAYMENT OPTIONS

     1. Life Annuity/No Refund*: Payments are made for your life. No further payments are due after your date of death.

     2. Life Income with 5, 10, or 20 Years Guaranteed*: Payments are made for your life. If your date of death is within the guaranteed period you selected, payments will be made to the Beneficiary for the balance of the guaranteed period.

     3.   Contingent Annuitant with continuance of 50%, 66 2/3%, 75%, or 100%*:
          Payments are made for your life. After your date of death, payments will continue to the Contingent Annuitant, if still living. If the Contingent Annuitant predeceases you, you will continue to receive your payments. Neither the percentage of continuation nor the Contingent Annuitant can be changed after the contract is issued.

          *Proof of Age

          Please submit a copy of one of the following:

          .    Valid Driver's License

          .    Birth Certificate

          .    Marriage Certificate

          .    Valid Passport

          . Policy number and date of birth from application of a John Hancock Insurance Policy

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5    FORMS REQUIRED UNLESS NON-QUALIFIED

          Individual Retirement Annuity (IRA)
          12505-Statement of Eligibility
          QRP1052-Direct Transfer/Rollover Form

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10   BENEFICIARY/CONTINGENT OWNER DESIGNATIONS

               Wording for common beneficiary designations.

          .    One beneficiary: John Smith, husband.

          . One primary and one secondary beneficiary: John Smith, husband, if living; otherwise Anne Smith, daughter.

          . One primary and unnamed children as secondary beneficiaries: John Smith, husband, if living; otherwise the children born of the marriage of or legally adopted by John Smith and Mary Smith.

          . Trustee: The ABC Trust Effective (date), John Smith as Trustee (if more than 1 trustee, list all)

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STATE DISCLOSURES

     All jurisdictions except AZ, CT, DC, FL, KS, MD, NJ, NY, OK, OR, PA and VA:
     Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
     New Jersey only:
     Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
     Oklahoma only:
     Any policy issued hereunder shall be considered an Oklahoma contract and its terms, including those concerning the receiving of information by the agent, shall be construed in accordance with the laws of the State of Oklahoma. Warning: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.
     District of Columbia only:
     Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, which is a crime.
     Connecticut only:
     Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a Court of Competent Jurisdiction.
     Arizona, Florida, Pennsylvania, and New York only:
     Do not use this form. Use state-specific form.